Exhibit 99.1

Media:	Molly Boyd
(713) 627-5923
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	August 6, 2008

Spectra Energy Reports Second Quarter 2008 Results,

Net Income Up 51 Percent from Prior Year

•	Reported net income of $295 million, up 51 percent over prior year quarter’s $196 million; ongoing net income of $274 million, compared with $192 million in prior year quarter

•	Reported earnings per share (EPS) of $0.47; ongoing EPS of $0.44

•	Expect to significantly exceed 2008 $1.56 EPS employee incentive target

HOUSTON—Spectra Energy (NYSE: SE) today reported 2008 second quarter net income of $295 million, or $0.47 diluted earnings per share (EPS); and ongoing net income of $274 million, or $0.44 EPS.

The higher second quarter results reflect strong earnings from all business segments, primarily attributable to the positive effect of higher commodity prices and sound performance across all underlying businesses.

“We are extremely pleased with this quarter’s results, which again reflect improved earnings for the fourth consecutive quarter. We exceeded last year’s second quarter reported net income by 51 percent and currently expect to significantly exceed this year’s $1.56 EPS employee incentive target,” said Fred J. Fowler, president and chief executive officer, Spectra Energy.

“Assuming commodity prices stay at current levels through 2010, together with earnings from our $4 billion capital expansion plan, we expect to deliver average annual EPS growth of 8 percent. That, combined with a dividend yield of about 3.5 percent, takes our expected total shareholder return over the next several years to more than 10 percent,” said Fowler.

Last quarter, Spectra Energy announced a $600 million share repurchase program. As of June 30, 2008, the company had repurchased 10.5 million shares valued at $284 million. The program is expected to be completed in third quarter 2008.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported second quarter 2008 earnings before interest and taxes (EBIT) of $244 million, compared with $223 million in second quarter 2007. The increase was primarily due to a $31 million special item received from a customer bankruptcy settlement.

Excluding the above special item, ongoing EBIT for second quarter 2008 was $213 million, compared with $223 million in the prior year quarter. Earnings from expansion projects and higher earnings as a result of capitalized interest on construction projects benefited the segment in the 2008 quarter. These increases were offset by increased transmission and storage operations costs, and $18 million in higher project development expenses, primarily as a result of the capitalization of project development costs in the prior year quarter.

Distribution

Distribution reported second quarter 2008 EBIT of $54 million, which was unchanged compared with second quarter 2007. The segment benefited during the period from higher storage and transportation revenues and a strong Canadian dollar. The quarterly results were offset by a $15 million charge as a result of a decision from the Ontario Energy Board (OEB) related to Union Gas’ unregulated storage revenues. Union Gas has appealed the OEB’s decision and expects a ruling by year-end.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported second quarter 2008 EBIT of $87 million, compared with $48 million in second quarter 2007. The significant increase primarily resulted from higher frac spreads and volumes that benefited the Empress operations, a strong Canadian dollar and increased processing revenues.

Field Services

Field Services reported second quarter 2008 EBIT of $216 million, compared with $123 million last year. The significant increase in earnings is primarily due to higher NGL prices, which correlate to higher crude oil prices. Crude oil averaged $124 per barrel in second quarter 2008 versus $65 per barrel during the same period 2007.

This quarter’s results also reflect improved plant operating efficiencies and higher volumes. These increases were partially offset by non-cash mark-to-market losses from hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership.

For the quarter, DCP Midstream paid distributions of $444 million to Spectra Energy, which included a $250 million special dividend received in April.

Other

“Other” reported net costs of $28 million in second quarter 2008, compared with $26 million in second quarter 2007. The 2007 period included special items of $7 million in costs associated with the launch of Spectra Energy. The increase in net costs in 2008 primarily results from higher insurance claims and benefits costs.

Interest Expense

Interest expense was $149 million for the quarter, compared with $156 million for second quarter 2007. The decrease resulted from lower interest rates on commercial paper and higher capitalized interest costs. These decreases were partially offset by the effects of the stronger Canadian dollar on interest expense denominated in Canadian dollars.

Income Taxes

Second quarter 2008 income tax expense from continuing operations was $134 million, compared with $85 million reported in second quarter 2007. The increase is a result of higher earnings in second quarter 2008. The effective tax rate was 31 percent in the second quarters of both 2008 and 2007.

Special items affecting Spectra Energy’s EPS for the quarter include:

(in millions, except per share amounts)

	Pre-tax Amount	Tax Effect	Net Income	EPS Impact
Second Quarter 2008
Customer bankruptcy settlement	$31	$(10)	$21	$0.03

Total	$31	$(10)	$21	$0.03

Second Quarter 2007
Separation costs	(7)	2	(5)	(0.01)
DCP Midstream stand-alone costs	(3)	1	(2)	—

Total	$(10)	$3	$(7)	$(0.01)

Reconciliation of reported to ongoing net income

(in millions)

	Quarter Ended June 30,
	2008	2007
Net Income as Reported	$295	$196
Adjustments to Reported Net Income:
Special Items	(21)	7
Discontinued Operations	—	(11)

Ongoing Net Income	$274	$192

Reconciliation of reported to ongoing diluted EPS

	Quarter Ended June 30,
	2008	2007
Diluted EPS as Reported	$0.47	$0.31
Special Items	(0.03)	0.01
Discontinued Operations	—	(0.02)

Diluted EPS, ongoing	$0.44	$0.30

Additional Information

Additional information about second quarter 2008 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CDT today, Wednesday, August 6, to discuss Spectra Energy’s second quarter results. The conference call can be accessed via the Investors Section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is “55350961” or “Spectra Energy 2nd Quarter Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available from 11 a.m. CDT on August 6, until 11 p.m. CDT, November 6, 2008, by dialing (800) 642-1687 with Conference ID 55350961. The international replay number is (706) 645-9291, Conference ID 55350961. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those earnings. Management considers segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures. Spectra Energy’s management uses ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income and diluted EPS from continuing operations, adjusted for special items, as measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing net income and ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2007 Form 10-K, filed on February 29, 2008, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 18,000 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, the largest natural gas gatherer and processor in the United States. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

June 2008

(Unaudited)

(In millions, except per share amounts and where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
COMMON STOCK DATA
Earnings Per Share, from continuing operations
Basic	$0.47	$0.29	$1.05	$0.66
Diluted	$0.47	$0.29	$1.04	$0.66
Earnings Per Share—Total
Basic	$0.47	$0.31	$1.05	$0.68
Diluted	$0.47	$0.31	$1.04	$0.68
Dividends Per Share	$0.23	$0.22	$0.46	$0.44
Weighted-Average Shares Outstanding
Basic	630	632	631	631
Diluted	633	635	634	635

INCOME
Operating Revenues	$1,141	$985	$2,749	$2,386
Total Reportable Segment EBIT	601	448	1,315	968
Income from Discontinued Operations, Net of Tax	—	11	—	11
Net Income	295	196	662	432

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$244	$223	$470	$443
Distribution	54	54	219	198
Western Canada Transmission & Processing	87	48	218	122
Field Services	216	123	408	205

Total Reportable Segment EBIT	$601	$448	$1,315	$968
Other EBIT	(28)	(26)	(48)	(41)
Interest Expense	(149)	(156)	(307)	(311)
Interest Income and Other (a)	5	4	9	9

Consolidated Earnings From Continuing Operations Before Income Taxes	$429	$270	$969	$625

CAPITAL AND INVESTMENT EXPENDITURES (b)
U.S. Transmission			$680	$318
Distribution			159	114
Western Canada Transmission & Processing			75	68
Other			16	18

Total Capital and Investment Expenditures			$930	$518

			June 30, 2008	December 31, 2007
CAPITALIZATION
Common Equity			40%	40%
Minority Interests			3%	5%
Total Debt			57%	55%

Total Debt			$9,746	$9,398
Book Value Per Share			$11.03	$10.85
Actual Shares Outstanding			623	632

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Includes loans to affiliates for capital expansion projects.

Spectra Energy Corp

Quarterly Highlights

June 2008

(Unaudited)

(In millions, except where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
U.S. TRANSMISSION
Operating Revenues	$400	$370	$803	$747
Operating Expenses
Operating, Maintenance and Other	151	97	277	202
Depreciation and Amortization	58	52	116	105
Gains on Sales of Other Assets and Other, Net	32	—	32	1
Other Income and Expenses, Net	34	11	55	22
Minority Interest Expense	13	9	27	20

EBIT	$244	$223	$470	$443

Proportional Throughput, Tbtu (a)	476	502	1,113	1,110

DISTRIBUTION
Operating Revenues	$353	$351	$1,153	$1,064
Operating Expenses
Natural Gas Purchased	158	174	650	628
Operating, Maintenance and Other	94	83	191	161
Depreciation and Amortization	46	40	93	77
Other Income and Expenses, net	(1)	—	—	—

EBIT	$54	$54	$219	$198

Number of Customers			1,296	1,276
Heating Degree Days (Fahrenheit)	899	883	4,550	4,474
Pipeline Throughput, Tbtu (a)	151	153	479	453

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$388	$262	$793	$573
Operating Expenses
Natural Gas and Petroleum Products Purchased	118	64	248	173
Operating, Maintenance and Other	138	109	245	204
Depreciation and Amortization	42	34	79	66
Other Income and Expenses, Net	(2)	(3)	1	1
Minority Interest Expense	1	4	4	9

EBIT	$87	$48	$218	$122

Pipeline Throughput, Tbtu (a)	142	131	304	292
Volumes Processed, Tbtu (a)	170	169	343	348
Empress Inlet Volumes, Tbtu (a)	208	141	425	333

FIELD SERVICES
Operating Expenses	$1	$—	$—	$—
Equity in Earnings of DCP Midstream, LLC	217	123	408	205

EBIT	$216	$123	$408	$205

Natural Gas Gathered and Processed/Transported, Tbtu/day (a,b)	7.5	6.9	7.3	6.7
Natural Gas Liquids Production, MBbl/d (b, c)	375	362	378	354
Average Natural Gas Price Per MMBtu (d)	$10.92	$7.55	$9.48	$7.16
Average Natural Gas Liquids Price Per Gallon	$1.49	$1.05	$1.42	$0.96

OTHER
Operating Revenues	$12	$8	$21	$15
Operating Expenses	38	34	66	60
Other Income and Expenses, net	(2)	—	(3)	4

EBIT	$(28)	$(26)	$(48)	$(41)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes.
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Revenues	$1,141	$985	$2,749	$2,386
Operating Expenses	834	683	1,945	1,665
Gains on Sales of Other Assets and Other, net	32	—	32	1

Operating Income	339	302	836	722

Other Income and Expenses	253	139	473	245
Interest Expense	149	156	307	311
Minority Interest Expense	14	15	33	31

Earnings From Continuing Operations Before Income Taxes	429	270	969	625
Income Tax Expense From Continuing Operations	134	85	307	204

Income From Continuing Operations	295	185	662	421
Income From Discontinued Operations, net of tax	—	11	—	11

Net Income	$295	$196	$662	$432

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30, 2008	December 31, 2007
ASSETS
Current Assets	$1,519	$1,379
Investments and Other Assets	6,413	6,359
Net Property, Plant and Equipment	14,543	14,300
Regulatory Assets and Deferred Debits	925	932

Total Assets	$23,400	$22,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$2,867	$2,422
Long-term Debt	8,490	8,345
Deferred Credits and Other Liabilities	4,554	4,540
Minority Interests	620	806
Stockholders’ Equity	6,869	6,857

Total Liabilities and Stockholders’ Equity	$23,400	$22,970

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$662	$432
Adjustments to reconcile net income to net cash provided by operating activities	479	222

Net cash provided by operating activities	1,141	654

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,024)	(504)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	(123)	29

Effect of exchange rate changes on cash	1	51

Net increase (decrease) in cash and cash equivalents	(5)	230
Cash and cash equivalents at beginning of period	94	299

Cash and cash equivalents at end of period	$89	$529

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2008 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations	Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$244	$(31	) A	$—	$(31)	$213
Distribution	54	—		—	—	54
Western Canada Transmission & Processing	87	—		—	—	87
Field Services	216	—		—	—	216

Total Reportable Segment EBIT	601	(31)		—	(31)	570
Other	(28)	—		—	—	(28)

Total Reportable Segment EBIT and Other EBIT	$573	$(31)		$—	$(31)	$542

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$573	$(31)		$—	$(31)	$542
Interest Expense	(149)	—		—	—	(149)
Interest Income and Other	5	—		—	—	5
Income Taxes from Continuing Operations	(134)	10		—	10	(124)

Total Earnings	$295	$(21)		$—	$(21)	$274

EARNINGS PER SHARE, BASIC	$0.47	$(0.03)		$—	$(0.03)	$0.44

EARNINGS PER SHARE, DILUTED	$0.47	$(0.03)		$—	$(0.03)	$0.44

A—Bankruptcy settlement of a customer’s transportation contract.

Weighted Average Shares (reported and ongoing)—in millions

Basic	630
Diluted	633

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2007 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$223	$—		$—		$—	$223
Distribution	54	—		—		—	54
Western Canada Transmission & Processing	48	—		—		—	48
Field Services	123	3	A	—		3	126

Total Reportable Segment EBIT	448	3		—		3	451
Other	(26)	7	B	—		7	(19)

Total Reportable Segment EBIT and Other EBIT	$422	$10		$—		$10	$432

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$422	$10		$—		$10	$432
Interest Expense	(156)	—		—		—	(156)
Interest Income and Other	4	—		—		—	4
Income Taxes from Continuing Operations	(85)	(3)		—		(3)	(88)
Discontinued Operations, Net of Tax	11	—		(11	) C	(11)	—

Total Earnings	$196	$7		$(11)		$(4)	$192

EARNINGS PER SHARE, BASIC	$0.31	$0.01		$(0.02)		$(0.01)	$0.30

EARNINGS PER SHARE, DILUTED	$0.31	$0.01		$(0.02)		$(0.01)	$0.30

A—Costs to create stand-alone corporate functions at DCP Midstream.

B—Separation costs resulting from the spin-off from Duke Energy.

C—Sonatrach settlement.

Weighted Average Shares (reported and ongoing)—in millions

Basic	632
Diluted	635